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Exhibit 5.1

[ALLIANCE IMAGING LETTERHEAD]

February 1, 2005

Alliance Imaging, Inc.
1900 S. State College Blvd., Suite 600
Anaheim, CA 92806

  Re:
  Registration Statement on Form S-3
  18,000,000 shares of Common Stock, par value $.01 per share

Ladies and Gentlemen:

        This opinion is rendered in connection with the filing by Alliance Imaging, Inc., a Delaware corporation (the "Company"), of its Registration Statement on Form S-3 (the "Registration Statement") with the Securities and Exchange Commission under the Securities Act of 1933, as amended, with respect to the offer and sale by the selling stockholders named in the Registration Statement of up to 18,000,000 shares of the Company's common stock, par value $0.01 per share (the "Shares").

        In my capacity as general counsel of the Company, I am familiar with the proceedings taken by the Company in connection with the authorization and issuance of the Shares. In addition, I have examined such matters of fact and questions of law as I have considered appropriate for purposes of this letter.

        I am opining herein as to the effect on the subject transaction only of the General Corporation Law of the State of Delaware, and express no opinion with respect to the applicability thereto, or the effect thereon, of any other laws.

        Subject to the foregoing and the other matters set forth herein, it is my opinion that as of the date hereof the Shares have been duly authorized by all necessary corporate action of the Company, have been validly issued and are fully paid and non-assessable.

        I bring your attention to the fact that I serve as General Counsel and Secretary of the Company and, in such capacity, receive compensation and hold options to purchase common stock of the Company, as disclosed in the Company's filings with the SEC.

        I consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to me under the heading "Legal Matters".

Very truly yours,
/s/ RUSSELL D. PHILLIPS, JR. Russell D. Phillips, Jr. General Counsel of Alliance Imaging, Inc.

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  Exhibit 5.1